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DEAN HELLER                                             Filed # C25940-98
Secretary of State                                         NEV 29 2004
204 North Carson Street, Suite 1                         IN THE OFFICE OF
Carson City, Nevada 89701-4299                            /s/ Dan Heller
(775) 684 5708                                   Dean Heller Secretary of State
Website: secretaryofstate.biz

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          Certificate of Correction
      (Pursuant to NRS 78, 78A, 80, 81,
     82, 84, 86, 87, 88, 88A, 89 and 92A)
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Important: Read attached                    ABOVE SPACE IS FOR OFFICE USE ONLY.
instructions before completing form

                            Certificate of Correction
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     (Pursuant to NRS 76, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)
1.  The name of the entity for which correction is being made:
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ZANNWELL INC.
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2.  Description of the original document for which correction is being made:
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Certificate of Designation Pursuant to NRS 78.1955
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3.  Filing date of the original document for which correction   ----------------
    is being made:                                                July 21, 2004
                                                                ----------------
4.  Description of the inaccuracy or defect.
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The original Certificate of Designation, filed on July 21, 2004, incorrectly stated in Paragraph 6 that Series B Preferred Stock shall not have any conversion rights into shares of the Company's Common Stock.
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5.  Correction of the inaccuracy or defect.
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The Certificate of Designation should have stated in Paragraph 6 that each share of the Series B Preferred Stock is convertible into 200 shares of the Company's Common Stock.
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6.  Signature                               --------------  --------------------
 /s/ illegible                               CEO             11/24/2004
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AUTHORIZED SIGNATURE                        TITLE*          DATE

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator Director if stock has not been issued; a Limited -Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner, a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This Form must be accompanied                                Nevada Secretary of
by appropriate fees.                                    State AM Correction 2003
See attached schedule.                                      Revised on: 10/24/03


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